Exhibit 99.1
Axonics Announces CFO Retirement and Appoints Successor

IRVINE, Calif. – August 21, 2023 – Axonics, Inc. (Nasdaq: AXNX), a global medical technology company that is developing and commercializing novel products for the treatment of bladder and bowel dysfunction, today announced that Dan L. Dearen, president and chief financial officer, is retiring from the company. Kari Keese, vice president of finance and accounting, will succeed Mr. Dearen on Monday, October 2.

“On behalf of the Axonics team and the board of directors, I want to thank Dan, my co-founder and longtime colleague, for his many contributions to the company over the last 10 years,” said Raymond W. Cohen, chief executive officer. “Dan has played an instrumental role in Axonics’ success and the significant value that has been created for the company’s shareholders. We wish Dan all the best on his retirement.”

Mr. Dearen said, “It has been a privilege working alongside the talented, mission-driven team at Axonics. I am incredibly proud of the impact the company’s therapies have had on improving the quality of life for tens of thousands of incontinence patients. I will follow Axonics with pride as it continues on its path to market leadership.”

Ms. Keese leads the company’s finance and accounting functions. She joined Axonics in 2014 and previously served as the company’s director of finance and controller. Prior to Axonics, Ms. Keese was controller at Vessix Vascular, Inc., a company led by Mr. Cohen and Mr. Dearen that was acquired by Boston Scientific in late 2012 and began her career in public accounting. Ms. Keese is a certified public accountant and holds a Bachelor of Arts degree in business economics from University of California Santa Barbara and a management certification from UCLA Anderson School of Management.

Mr. Cohen added, “Kari has been with Axonics for over nine years and has served as a valuable member of our senior management team. She is a seasoned executive and we are confident that she will excel as our next chief financial officer. Kari’s deep knowledge of the company and track record of financial leadership make her an ideal successor to Dan.”

Axonics is reaffirming its fiscal year 2023 revenue guidance of $358 million that was previously provided on July 27, 2023.
About Axonics
Axonics is a global medical technology company that is developing and commercializing novel products for adults with bladder and bowel dysfunction. Axonics recently ranked No. 2 on the 2023 Financial Times ranking of the fastest growing companies in the Americas and No. 4 on the 2022 Deloitte Technology Fast 500.

Axonics® sacral neuromodulation systems provide adults with overactive bladder and/or fecal incontinence with long-lived, easy to use, safe, clinically effective therapy. Bulkamid®, the company’s best-in-class urethral bulking hydrogel, provides safe and durable symptom relief to women with stress urinary incontinence. In the U.S., moderate to severe urinary incontinence affects an estimated 28 million women and fecal incontinence affects an estimated 19 million adults. For more information, visit www.axonics.com.

Forward-Looking Statements
Statements made in this press release that relate to future plans, events, prospects or performance are forward-looking statements as defined under the Private Securities Litigation Reform Act of 1995. Words such as “plans,” “expects,” “believes,” “anticipates,” “designs,” and similar words are intended to identify forward-looking statements. While these forward-looking statements are based on the current expectations and beliefs of management, such forward-looking statements are subject to a number of risks, uncertainties, assumptions and other factors that could cause actual results to differ materially from the expectations expressed in this press release, including the risks and uncertainties disclosed in Axonics filings with the Securities and Exchange Commission, all of which are available online at www.sec.gov. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Except as required by law, Axonics undertakes no obligation to update or revise any forward-looking statements to reflect new information, changed circumstances or unanticipated events.

Axonics contact:
Neil Bhalodkar
949-336-5293
IR@axonics.com